Exhibit 32.2
Certification of Chief Executive Officer
Pursuant to Rule 13a-14(b) or 15d-14(b) under the Securities Exchange Act of 1934
     In connection with the quarterly report of NGAS Resources, Inc. on Form 10-Q for the quarter ended June 30, 2009, as filed with the Securities Exchange Commission on the date hereof under the Securities Exchange Act of 1934, the undersigned, Michael P. Windisch, certifies pursuant to Rule 13a-14(b) or 15d-14(b) under the Exchange Act that:
     1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
     2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of NGAS Resources, Inc. as of the date and for the periods reported therein.
/s/ Michael P. Windisch
Michael P. Windisch,
Chief Financial Officer
August 4, 2009